PULASKI FINANCIAL REPORTS 19% GROWTH IN DILUTED
EARNINGS PER SHARE FOR FISCAL YEAR 2014 VERSUS 2013

Full Year Highlights

●	Diluted EPS was $0.88 in 2014 versus $0.74 in 2013

●	Return on average assets was 0.87% in 2014 compared with 0.75% in 2013

●	Return on average common equity for 2014 at 9.80% versus 8.42% in 2013

●	Book value per common share increased to $9.31 at year-end 2014 from $8.65 last year end

●	Earnings improvement was driven by lower credit costs as asset quality showed significant improvement from last year end

●	Loan portfolio increased $122.2 million, or 12%, on substantial growth in commercial and residential loans

●	Net interest income was down 7% on a decline in net interest margin combined with a decrease in the average balance of mortgage loans held for sale

●	Mortgage revenues were down 68% on a sharp drop in loan refinancing activity combined with a weak home purchase market

●	Remaining balance of preferred stock repurchased or redeemed in shareholder-friendly transactions

Trends in Linked-Quarter Results

●	Diluted EPS was $0.27 in September 2014 quarter versus $0.25 in June 2014 quarter

●	Annualized return on average assets was 1.03% in September 2014 quarter compared with 0.95% in June 2014 quarter

●	Annualized return on average common equity for September 2014 quarter at 11.68% versus 10.89% in June 2014 quarter

●	Loan portfolio increased $17.6 million, or 2%

●	Net interest income increased 2% primarily due to growth in average balance of mortgage loans held for sale

●	Mortgage revenues were down 9% as lower selling prices and increased production costs offset the impact of increased sales activity

●	Credit costs remained low and in line with linked quarter

●	Level of non-performing assets increased 5%, but the combined level of internal adversely classified and watch list assets declined 3%

ST. LOUIS, October 28, 2014 —Pulaski Financial Corp. (Nasdaq Global Select: PULB, the “Company”) reported net income available to common shareholders for the fiscal year ended September 30, 2014 of $10.2 million, or $0.88 per diluted common share compared with $8.3 million, or $0.74 per diluted common share, reported for fiscal 2013.  For the quarter ended September 30, 2014, the Company reported net income available to common shareholders of $3.3 million, or $0.27 per diluted common share, compared with $2.8 million, or $0.25 per diluted common share, for the linked quarter ended June 30, 2014 and a loss of $942,000, or $0.08 per diluted common share, for the quarter ended September 30, 2013.

Earnings for the year were positively impacted by a $13.4 million decrease in total credit costs, consisting of the provision for loan losses and foreclosed property losses, net of recoveries and expense, as the Company continued to see improvement in asset quality.  Nonperforming assets dropped to 2.37% of total assets at September 30, 2014 compared with 2.66% at September 30, 2013.  Excluding loans classified as troubled debt restructurings that were current under their restructured terms, this ratio dropped to 1.58% at September 30, 2014 compared with 1.78% last year.

The Company experienced strong loan portfolio growth during the year.  Commercial loans increased $80.4 million, or 13%, and single-family residential loans increased $36.6 million, or 10%.  However, net interest income decreased 7% from last year as the benefit of the growth in portfolio loans was more than offset by the negative impact of a market-driven decline in the net interest margin combined with a decrease in the average balance of mortgage loans held for sale.

Noninterest income declined 49% from 2013 as mortgage revenues were significantly impacted by the sharp drop in the market demand for mortgage loan refinancings combined with a weak home purchase market.  In addition, the net profit margin on loans sold was negatively impacted by proportionately higher loan production costs.  Also, sales prices realized from the Company’s mortgage loan investors softened during the last fiscal quarter of 2014.

The Company continued to implement its capital management strategy during fiscal 2014 by repurchasing or redeeming the remaining $17.3 million in par value of its preferred stock that was outstanding at September 30, 2013, or about half the amount originally issued.  Such transactions were not dilutive to book value per common share.

Significant Trends in Linked-Quarter Results

The Company saw another quarter of growth in portfolio loans.  The total balance of portfolio loans at September 30, 2014 increased $17.6 million, or 1.6%, from June 30, 2014, mainly due to an increase in the balance of residential first mortgage loans.  The Company continued to be successful in marketing two “niche” adjustable-rate loan products, resulting in a $20.4 million, or 8%, increase in residential first mortgage loans during the quarter. The commercial loan portfolio also experienced growth in owner occupied commercial real estate and commercial and industrial loans during the quarter.  However, this growth was mostly offset by shrinkage in non-owner occupied commercial real estate loans.

Net interest income for the quarter was up 1.9% compared with the June 2014 quarter.  Contributing to the increase was an increase in the average balance of mortgage loans held for sale.  The net interest margin for the quarter decreased to 3.56% compared with 3.68% for the June 2014 quarter primarily as the result of interest income recoveries recorded during the June 2014 quarter.  The Company collected $364,000 of previously charged off interest from several commercial loan customers in the June 2014 quarter, which increased interest income and resulted in a 13 basis point positive impact on the net interest margin for that quarter.  The Company’s total cost of funds remained almost constant with the linked quarter.

Noninterest income for the quarter remained almost constant when compared with the linked quarter.  A decrease in mortgage revenues was almost entirely offset by increases in revenues realized on SBA loan sales and retail banking fees.  During the quarter, the Company successfully implemented a new program to sell the insured portion of SBA loans to third-party investors resulting in realized sales profits of approximately $72,000.  The Company anticipates increased sales volumes and resulting profits on sales in future periods.

A seasonal rebound in consumer demand for loans to finance home purchases combined with an increase in the demand for mortgage loan refinancings resulted in increased loan sales activity during the quarter and an increase in interest income earned on loans held for sale. Loan sales increased 26%, to $237.0 million in the September 2014 quarter compared with $188.4 million in the linked quarter. However, mortgage revenues decreased $111,000, or 9%, compared with the June 2014 quarter as the increased sales activity was offset by a drop in the net profit margin. The net profit margin on loans sold declined to 0.48% in the September 2014 quarter compared with 0.66% in the June 2014 quarter primarily due to lower sales prices realized from the Company’s mortgage loan investors combined with higher production costs. The level of mortgage loans originated for sale during the quarter increased $19.8 million, or 9%, compared with the linked quarter, showing almost equal increases in the dollar amounts of loans originated to finance home purchases and mortgage loan refinancings.

Asset quality continued to improve during the quarter resulting in continued low credit costs.  The combined level of internal adversely classified and watch list loans declined 3% compared with the June 30, 2014 levels.  Total credit costs were $282,000 for the quarter ended September 30, 2014 compared with $189,000 for the linked quarter.  However, non-performing assets increased $1.5 million, or 5%, during the quarter to $32.8 million at September 30, 2014.  During the quarter, the Company classified as nonaccrual a $3.7 million commercial land development loan that had been on the Company’s list of adversely classified loans for several quarters.  Excluding this loan, the level of non-performing assets declined 7% during the quarter.

Gary Douglass, President and Chief Executive Officer, commented, “All things considered, we were pleased with our fourth fiscal quarter and full year results.  Our strong 12% loan portfolio growth for the year was especially impressive given the generally low growth environment in which we operate.  We were also encouraged by the stronger performance of our mortgage division during the second half of the year.  Our net credit costs for the year were extremely low reflecting our continued emphasis on asset quality improvement, including another year of meaningful recoveries. We continued to focus on controlling operating expenses and were successful in our efforts.  And finally, we repurchased or redeemed our remaining outstanding preferred shares without dilution to common shareholders.”

Douglass concluded, “With the anticipation of continued loan portfolio growth, especially commercial loans, additional fee income from the first full year of operation of our new SBA lending platform, continued growth of mortgage-related revenues, controlled credit costs and effective expense management, we expect another year of meaningful earnings growth in fiscal 2015.”

Conference Call Tomorrow

Pulaski Financial’s management will discuss fourth fiscal quarter results and other developments tomorrow, October 29, 2014, during a conference call beginning at 11 a.m. EDT (10 a.m. CDT).  The call will also be simultaneously webcast and archived for three months at:  http://www.pulaskibank.com/our-story/shareholder-relations/.  Participants in the conference call may dial 877-473-3757, conference ID 44447077, a few minutes before the start time. The call will also be available for replay through November 29, 2014 at 855-859-2056 or 404-537-3406, conference ID 44447077.

About Pulaski Financial

Pulaski Financial Corp., operating in its 92nd year through its subsidiary, Pulaski Bank, offers a full line of quality retail and commercial banking products through 13 full-service branch offices in the St. Louis metropolitan area.  The Bank also offers mortgage loan products through loan production offices in the St. Louis, Kansas City, Chicago and Denver metropolitan areas, mid-Missouri, southwestern Missouri, eastern Kansas, Omaha, Nebraska and Council Bluffs, Iowa. The Company’s website can be accessed at www.pulaskibank.com.

This news release may contain forward-looking statements about Pulaski Financial Corp., which the Company intends to be covered under the safe harbor provisions contained in the Private Securities Litigation Reform Act of 1995.  Statements that are not historical or current facts, including statements about beliefs and expectations, are forward-looking statements. These forward-looking statements cover, among other things, anticipated future revenue and expenses and the future plans and prospects of the Company. These statements often include the words "may," "could," "would," "should," "believes," "expects," "anticipates," "estimates," "intends," "plans," "targets," "potentially," "probably," "projects," "outlook" or similar expressions. You are cautioned that forward-looking statements involve uncertainties, and important factors could cause actual results to differ materially from those anticipated, including changes in general business and economic conditions, changes in interest rates, legal and regulatory developments, increased competition from both banks and non-banks, changes in customer behavior and preferences,  and effects of critical accounting policies and judgments. For discussion of these and other risks that may cause actual results to differ from expectations, refer to our Annual Report on Form 10-K for the year ended September 30, 2012 on file with the SEC, including the sections entitled "Risk Factors."  These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.  Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update them in light of new information or future events.

PULASKI FINANCIAL CORP.
CONDENSED STATEMENTS OF INCOME
(Unaudited)

	(Dollars in thousands except per share data)

	Three Months Ended
	September 30,	June 30,	September 30,
	2014	2014	2013
Interest income	$12,397	$12,157	$12,117
Interest expense	1,314	1,280	1,406

Net interest income	11,083	10,877	10,711
Provision for loan losses	310	200	6,850

Net interest income after provision for loan losses	10,773	10,677	3,861

Mortgage revenues	1,134	1,245	2,752
Retail banking fees	1,119	1,099	1,050
SBA loan sale revenues	72	--	--
Other	295	252	702
Total non-interest income	2,620	2,596	4,504

Salaries and employee benefits	4,297	4,651	4,354
Occupancy, equipment and data processing expense	2,694	2,762	2,543
Advertising	164	167	157
Professional services	436	508	600
FDIC deposit insurance premium expense	289	278	276
Real estate foreclosure (recoveries) losses and expenses, net	(28)	(11)	644
Other	586	531	908
Total non-interest expense	8,438	8,886	9,482

Income (loss) before income taxes	4,955	4,387	(1,117)
Income tax expense (benefit)	1,532	1,382	(537)
Net income (loss) after tax	3,423	3,005	(580)
Preferred stock dividends and premium paid on repurchases	(127)	(201)	(362)
Earnings available to common shares	$3,296	$2,804	$(942)

Annualized Performance Ratios
Return on average assets	1.03%	0.95%	(0.18%)
Return on average common equity	11.68%	10.89%	(3.71%)
Interest rate spread	3.46%	3.58%	3.54%
Net interest margin	3.56%	3.68%	3.65%

SHARE DATA
Weighted average common shares outstanding - basic	11,671,891	11,023,167	10,922,253
Weighted average common shares outstanding - diluted	12,095,294	11,418,794	11,181,889
Basic earnings (loss) per common share	$0.28	$0.25	$(0.09)
Diluted earnings (loss) per common share	$0.27	$0.25	$(0.08)
Dividends per common share	$0.095	$0.095	$0.095

PULASKI FINANCIAL CORP.
CONDENSED STATEMENTS OF INCOME, Continued
(Unaudited)

	(Dollars in thousands except per share data)

	Year Ended September 30,
	2014	2013
Interest income	$47,427	$51,614
Interest expense	5,230	6,445

Net interest income	42,197	45,169
Provision for loan losses	1,210	12,090

Net interest income after provision for loan losses	40,987	33,079

Mortgage revenues	3,918	12,332
Retail banking fees	4,252	4,195
SBA loan sale revenues	72	--
Other	1,300	2,243
Total non-interest income	9,542	18,770

Salaries and employee benefits	17,714	17,747
Occupancy, equipment and data processing expense	10,816	10,112
Advertising	637	545
Professional services	2,269	2,524
FDIC deposit insurance premiums	1,091	1,252
Real estate foreclosure (recoveries) losses and expenses, net	(324)	2,210
Other	2,060	2,853
Total non-interest expense	34,263	37,243

Income before income taxes	16,266	14,606
Income tax expense	5,233	4,797
Net income after tax	11,033	9,809
Preferred stock dividends and premium paid on repurchases	(810)	(1,520)
Earnings available to common shares	$10,223	$8,289

Annualized Performance Ratios
Return on average assets	0.87%	0.75%
Return on average common equity	9.80%	8.42%
Interest rate spread	3.44%	3.59%
Net interest margin	3.54%	3.71%

SHARE DATA
Weighted average shares outstanding - basic	11,154,695	10,892,136
Weighted average shares outstanding - diluted	11,570,033	11,132,941
Basic earnings per common share	$0.92	$0.76
Diluted earnings per common share	$0.88	$0.74
Dividends per common share	$0.38	$0.38

PULASKI FINANCIAL CORP.
BALANCE SHEET DATA
(Unaudited)
	(Dollars in thousands)

	September 30,	June 30,	September 30,
	2014	2014	2013
Total assets	$1,380,096	$1,374,164	$1,275,944
Loans receivable, net	1,110,861	1,093,309	988,668
Allowance for loan losses	15,978	16,830	18,306
Mortgage loans held for sale, net	58,139	60,231	70,473
Investment securities	41,431	51,507	43,211
Capital stock of Federal Home Loan Bank	8,268	9,020	4,777
Cash and cash equivalents	81,549	78,839	86,309
Deposits	1,021,653	999,463	1,010,812
Borrowed money	210,940	224,113	113,483
Subordinated debentures	19,589	19,589	19,589
Stockholders' equity - preferred	--	6,653	17,310
Stockholders' equity - common	112,116	109,897	98,748
Total book value per common share	$9.31	$9.10	$8.65
Tangible book value per common share	$8.99	$8.77	$8.30
Regulatory capital ratios - Pulaski Bank only: (1)
Tier 1 leverage capital (to average assets)	9.70%	9.59%	10.05%
Total risk-based capital (to risk-weighted assets)	13.46%	13.86%	14.03%

(1) September 30, 2014 regulatory capital ratios are estimated.

	September	June 30,	September 30,
	2014	2014	2013
LOANS RECEIVABLE
Single-family residential:
First mortgage	$273,370	$252,961	$212,357
Second mortgage	39,555	40,785	43,208
Home equity lines of credit	90,179	96,672	110,906
Total single-family residential real estate	403,104	390,418	366,471
Commercial:
Commercial and multi-family real estate:
Owner occupied	134,609	128,474	110,487
Non-owner occupied	261,948	274,975	237,516
Land acquisition and development	37,052	37,431	40,430
Real estate construction and development	46,777	47,427	20,549
Commercial and industrial	235,297	224,816	226,263
Total commercial	715,683	713,123	635,245
Consumer and installment	4,024	3,165	3,326
	1,122,811	1,106,706	1,005,042
Add (less):
Deferred loan costs	4,669	4,160	3,188
Loans in process	(641)	(727)	(1,256)
Allowance for loan losses	(15,978)	(16,830)	(18,306)
Total	$1,110,861	$1,093,309	$988,668

Weighted average rate at end of period	4.11%	4.21%	4.45%

	September 30, 2014		June 30, 2014		September 30, 2013
		Weighted		Weighted		Weighted
		Average		Average		Average
		Interest		Interest		Interest
DEPOSITS	Balance	Rate	Balance	Rate	Balance	Rate
Demand deposits:	(Dollars in thousands)
Non-interest-bearing checking	$189,642	0.00%	$182,941	0.00%	$168,033	0.00%
Interest-bearing checking	222,156	0.10%	242,844	0.10%	237,362	0.10%
Savings accounts	43,640	0.13%	43,195	0.13%	39,845	0.13%
Money market	203,974	0.29%	215,207	0.29%	206,927	0.26%
Total demand deposits	659,412	0.13%	684,187	0.13%	652,167	0.13%

Certificates of Deposit:
Traditional	273,349	0.66%	275,569	0.67%	313,217	0.84%
CDARS	44,794	0.31%	39,707	0.25%	45,428	0.28%
Brokered	44,098	0.39%	--	--	--	--
Total certificates of deposit	362,241	0.59%	315,276	0.62%	358,645	0.77%
Total deposits	$1,021,653	0.29%	$999,463	0.29%	$1,010,812	0.35%

PULASKI FINANCIAL CORP.
RESIDENTIAL MORTGAGE LOAN ACTIVITY
(Unaudited)

RESIDENTIAL MORTGAGE LOANS ORIGINATED FOR SALE

	2014			2013
	Mortgage	Home		Mortgage	Home
	Refinancings	Purchases	Total	Refinancings	Purchases	Total
	(In thousands)
First quarter	$29,996	$136,423	$166,419	$230,399	$149,241	$379,640
Second quarter	$24,376	$98,065	$122,441	$186,515	$123,009	$309,524
Third quarter	$28,212	$186,716	$214,928	$133,380	$224,655	$358,035
Fourth quarter	$37,657	$197,096	$234,753	$44,144	$202,571	$246,715
	$120,241	$618,300	$738,541	$594,438	$699,476	$1,293,914

RESIDENTIAL MORTGAGE LOANS SOLD TO INVESTORS

	2014			2013
			Net			Net
	Loans	Mortgage	Profit	Loans	Mortgage	Profit
	Sold	Revenues	Margin	Sold	Revenues	Margin
	(Dollars in thousands)
First quarter	$179,919	$1,033	0.57%	$367,388	$2,988	0.81%
Second quarter	$136,231	$507	0.37%	$349,870	$3,148	0.90%
Third quarter	$188,431	$1,245	0.66%	$354,544	$3,444	0.97%
Fourth quarter	$237,043	$1,133	0.48%	$323,979	$2,752	0.85%
	$741,624	$3,918	0.53%	$1,395,781	$12,332	0.88%

PULASKI FINANCIAL CORP.
NONPERFORMING ASSETS
(Unaudited)
		(In thousands)

	September 30,	June 30,	September 30,
NON-PERFORMING ASSETS	2014	2014	2013
Non-accrual loans:
Single-family residential real estate:
First mortgage	$4,026	$3,878	$5,335
Second mortgage	354	353	442
Home equity lines of credit	1,479	2,027	2,124
	5,859	6,258	7,901
Commercial:
Commercial and multi-family real estate	457	--	1,774
Land acquisition and development	3,734	--	--
Real estate construction and development	--	--	--
Commercial and industrial	348	350	--
Total commercial	4,539	350	1,774
Consumer & installment	--	54	78
Total non-accrual loans	10,398	6,662	9,753

Non-Accrual Troubled debt restructurings: (1)
Current under the restructured terms:
Single-family residential real estate:
First mortgage	4,668	5,225	5,169
Second mortgage	1,126	1,323	904
Home equity lines of credit	741	863	498
Total single-family residential real estate	6,535	7,411	6,571
Commercial:
Commercial and multi-family real estate	3,335	3,469	2,585
Land acquisition and development	--	--	43
Real estate construction and development	--	40	23
Commercial and industrial	1,102	1,464	2,055
Total commercial	4,437	4,973	4,706
Consumer and installment	13	18	28
Total current troubled debt restructurings	10,985	12,402	11,305
Past due under restructured terms:
Single-family residential real estate:
First mortgage	3,477	2,636	3,974
Second mortgage	483	99	155
Home equity lines of credit	395	238	178
Total single-family residential real estate	4,355	2,973	4,307
Commercial:
Commercial and multi-family real estate	669	660	1,652
Land acquisition and development	38	40	19
Real estate construction and development	39	--	--
Commercial and industrial	488	939	572
Total commercial	1,234	1,639	2,243
Total past due troubled debt restructurings	5,589	4,612	6,550
Total non-accrual troubled debt restructurings	16,574	17,014	17,855
Total non-performing loans	26,972	23,676	27,608
Real estate acquired in settlement of loans:
Residential real estate	2,631	2,364	3,019
Commercial real estate	3,171	5,229	3,376
Total real estate acquired in settlement of loans	5,802	7,593	6,395
Total non-performing assets	$32,774	$31,269	$34,003

(1) Troubled debt restructured includes non-accrual loans totaling $16.6 million, $17.0 million and $17.9 million at September 30, 2014, June 30, 2014 and
September 30, 2013, respectively. These totals are not included in non-accrual loans above.

PULASKI FINANCIAL CORP.
ALLOWANCE FOR LOAN LOSSES AND ASSET QUALITY RATIOS
(Unaudited) (Dollars in thousands)
	Three Months		Year
	Ended September 30,		Ended September 30,
ALLOWANCE FOR LOAN LOSSES	2014	2013	2014	2013
Allowance for loan losses, beginning of period	$16,830	$18,581	$18,306	$17,117
Provision charged to expense	310	6,850	1,210	12,090
Charge-offs:
Single-family residential real estate:
First mortgage	271	434	1,772	3,364
Second mortgage	119	555	618	1,633
Home equity	328	496	1,577	2,402
Total single-family residential real estate	718	1,485	3,967	7,399
Commercial:
Commercial and multi-family real estate	31	10	15	1,013
Land acquisition and development	859	49	1,883	73
Real estate construction and development	--	--	--	260
Commercial and industrial	--	6,350	1	6,834
Total commercial	890	6,409	1,899	8,180
Consumer and installment	47	22	128	106
Total charge-offs	1,655	7,916	5,994	15,685
Recoveries:
Single-family residential real estate:
First mortgage	5	21	396	80
Second mortgage	15	79	92	232
Home equity	86	235	323	544
Total single-family residential real estate	106	335	811	856
Commercial:
Commercial and multi-family real estate	2	419	765	1,638
Land acquisition and development	--	1	1	23
Real estate construction and development	--	3	--	1,800
Commercial and industrial	377	21	848	421
Total commercial	379	444	1,614	3,882
Consumer and installment	8	12	31	46
Total recoveries	493	791	2,456	4,784
Net charge-offs	1,162	7,125	3,538	10,901
Balance, end of period	$15,978	$18,306	$15,978	$18,306

	September 30,	June 30,	September 30,
ASSET QUALITY RATIOS	2014	2014	2013
Non-performing loans as a percent of total loans	2.40%	2.14%	2.75%
Non-performing loans excluding current troubled debt
restructurings as a percent of total loans	1.42%	1.02%	1.62%
Non-performing assets as a percent of total assets	2.37%	2.28%	2.66%
Non-performing assets excluding current troubled debt
restructurings as a percent of total assets	1.58%	1.37%	1.78%
Allowance for loan losses as a percent of total loans	1.42%	1.52%	1.82%
Allowance for loan losses as a percent
of non-performing loans	59.24%	71.08%	66.31%
Allowance for loan losses as a percent of
non-performing loans excluding current troubled debt
restructurings and related allowance for loan losses	97.06%	144.30%	106.56%

PULASKI FINANCIAL CORP.
AVERAGE BALANCE SHEETS
(Unaudited)

	(Dollars in thousands)

	Three Months Ended
	September 30, 2014			September 30, 2013
		Interest	Average		Interest	Average
	Average	and	Yield/	Average	and	Yield/
Interest-earning assets:	Balance	Dividends	Cost	Balance	Dividends	Cost
Loans receivable	$1,117,601	$11,509	4.12%	$1,011,550	$11,081	4.38%
Mortgage loans held for sale	72,628	776	4.27%	97,804	950	3.89%
Other interest-earning assets	56,251	112	0.80%	63,003	86	0.55%
Total interest-earning assets	1,246,480	12,397	3.98%	1,172,357	12,117	4.13%
Non-interest-earning assets	86,304			82,212
Total assets	$1,332,784			$1,254,569

Interest-bearing liabilities:
Deposits	$822,486	$820	0.40%	$850,366	$1,035	0.49%
Borrowed money	193,443	494	1.02%	95,418	371	1.55%
Total interest-bearing liabilities	1,015,929	1,314	0.52%	945,784	1,406	0.59%
Non-interest-bearing deposits	188,000			171,722
Non-interest-bearing liabilities	13,828			15,426
Stockholders' equity	115,027			121,637
Total liabilities and stockholders' equity	$1,332,784			$1,254,569
Net interest income		$11,083			$10,711
Interest rate spread			3.46%			3.54%
Net interest margin			3.56%			3.65%

	(Dollars in thousands)

	Year Ended
	September 30, 2014			September 30, 2013
		Interest	Average		Interest	Average
	Average	and	Yield/	Average	and	Yield/
Interest-earning assets:	Balance	Dividends	Cost	Balance	Dividends	Cost
Loans receivable	$1,053,709	$44,822	4.25%	$1,005,985	$46,044	4.58%
Mortgage loans held for sale	51,838	2,195	4.23%	152,340	5,170	3.39%
Other interest-earning assets	85,832	410	0.48%	58,745	400	0.68%
Total interest-earning assets	1,191,379	47,427	3.98%	1,217,070	51,614	4.24%
Non-interest-earning assets	83,341			83,536
Total assets	$1,274,720			$1,300,606

Interest-bearing liabilities:
Deposits	$840,398	$3,514	0.42%	$899,241	$4,965	0.55%
Borrowed money	127,529	1,716	1.35%	91,621	1,480	1.62%
Total interest-bearing liabilities	967,927	5,230	0.54%	990,862	6,445	0.65%
Non-interest-bearing deposits	180,896			172,814
Non-interest-bearing liabilities	12,410			14,909
Stockholders' equity	113,487			122,021
Total liabilities and stockholders' equity	$1,274,720			$1,300,606
Net interest income		$42,197			$45,169
Interest rate spread			3.44%			3.59%
Net interest margin			3.54%			3.71%

For Additional Information Contact:
Paul Milano
Chief Financial Officer
Pulaski Financial Corp.
(314) 878-2210